SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2014

Myriad Interactive Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27645	88-0258277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Ingram Drive, Suite 128, Toronto, Ontario, Canada	M6M 2L7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 648-9366 Ext. 2

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01 Other Events

On July 28, 2014, we entered into a non-binding Letter of Intent with Genius Properties Ltd. (“Genius”) and EC Assiste Inc. (“EC”) regarding the potential sale of our assets related to the MyMobiPoints application (the “LOI”). Under the transaction as proposed by the LOI, we would sell all assets related to the MyMobiPoints application, including the source code, domain name, and other assets, for a total purchase price of $270,000. The purchase price would be paid in the form of a $20,000 cash payment and an additional payment of $250,000 which we would use to subscribe for 1,000,000 shares of Genius. The Genius shares would be subject to an escrow from which they would be released to us in tranches over the course of thirty (30) months. The shares of Genius are listed on the Canadian Securities Exchange under the symbol GNI.

The transaction contemplated by the LOI is subject to approval of a definitive agreement, satisfactory completion of due diligence, and other conditions.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Letter of Intent with Genius Properties Ltd. and EC Assiste Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myriad Interactive Media, Inc.

/s/ Derek Ivany

Derek Ivany
Chief Executive Officer

Date: July 31, 2014

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